                                                                    EXHIBIT 10.2

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                            STOCKHOLDERS' AGREEMENT

                                 By and Among

                             R&D Systems Company,

                                Guy M. Lammle,

                                Rita L. Lammle,

                               Amy Lammle Trust,

                              Daina Lammle Trust,

                              Lacey Lammle Trust

                                      and

                                 The Investors
                        as defined herein and set forth
                         on the signature pages hereto



                          Dated as of March 14, 1996



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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS.........................................................2
     Section 1.1.  Construction of Terms.......................................2
     Section 1.2.  Terms Not Defined...........................................2
     Section 1.3.  Number of Shares of Stock...................................2
     Section 1.4.  Defined Terms...............................................2

ARTICLE II  REPRESENTATIONS AND WARRANTIES.....................................4
     Section 2.1.  Representations and Warranties of the Investors.............4
     Section 2.2.  Representations and Warranties of the Founders..............5

ARTICLE III  RESTRICTIONS ON TRANSFER; RIGHT OF LAST REFUSAL; CO-SALE
     AND DRAG-ALONG PROVISIONS.................................................5
     Section 3.1.  Restrictions on Transfer....................................5
     Section 3.2.  Right of Last Refusal.......................................6
     Section 3.3.  Co-Sale Option..............................................8
     Section 3.4.  Drag-Along Obligations.....................................10
     Section 3.5.  Prohibited Transfers.......................................12

ARTICLE IV  REGISTRATION RIGHTS...............................................12
     Section 4.1.  Piggyback Registration Rights..............................12
     Section 4.2.  Demand Registration Rights.................................13
     Section 4.3.  Form S-3...................................................14
     Section 4.4.  Further Obligations of the Company.........................15
     Section 4.5.  Information about Holders..................................17
     Section 4.6.  Indemnification; Contribution..............................17
     Section 4.7.  Rule 144 Requirements......................................20
     Section 4.8.  Market Stand-Off...........................................20

ARTICLE V  ELECTION OF DIRECTORS OF THE COMPANY...............................20
     Section 5.1.  Voting of Shares for Election of Directors of the Company..20
     Section 5.2.  Committees of the Board....................................21
     Section 5.3.  Vacancies..................................................21
     Section 5.4.  Removal....................................................22
     Section 5.5.  No Waiver..................................................22
     Section 5.6   Assignment.................................................22
     Section 5.7   Term.......................................................22


                                      (i)

ARTICLE VI  MISCELLANEOUS PROVISIONS..........................................22
     Section 6.1.  Survival of Representations and Covenants..................22
     Section 6.2.  Legend on Securities.......................................22
     Section 6.3.  Amendment and Waiver.......................................23
     Section 6.4.  Notices....................................................23
     Section 6.5.  Headings...................................................27
     Section 6.6.  Counterparts...............................................27
     Section 6.7.  Remedies; Severability.....................................27
     Section 6.8.  Entire Agreement...........................................28
     Section 6.9.  Adjustments................................................28
     Section 6.10. Law Governing..............................................28
     Section 6.11. Successors and Assigns.....................................28


Exhibit A - Form of Joinder Agreement
Schedule 1.4 - Amended and Restated Certificate of Incorporation





                                      (ii)

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

     This Stockholders' Agreement is made as of this 14th day of March, 1996 by and among R&D Systems Company, a Delaware corporation (the "Company"), Guy M. Lammle, Rita L. Lammle, Amy Lammle Trust, Daina Lammle Trust and Lacey Lammle Trust (collectively, the "Founders" and individually, a "Founder"), the investment funds identified on the signature pages hereto as the TA Investors (the "TA Investors"), the investment funds identified on the signature pages hereto as the Summit Investors (the "Summit Investors"), the investment funds identified on the signature pages hereto as the TL Investors (the "TL Investors"), and any other stockholder or optionholder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (the "Management Stockholders"). The TA Investors, the Summit Investors and the TL Investors are herein referred to collectively as the "Investors" and individually as an "Investor," and the Founders and the Management Stockholders are herein referred to collectively as the "Stockholders" and individually as a "Stockholder."

                              W I T N E S S E T H
                              -------------------

     WHEREAS, reference is made to the Stock Purchase Agreement, dated as of the date hereof, by and among, inter alia, the Company, the Founders and the
                           ----- ----
Investors (the "Investment Agreement"), pursuant to which the Investors have purchased 26,000 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Series A Convertible Preferred Stock"), which is convertible into 15,500 shares of the Company's authorized but unissued Senior Redeemable Preferred Stock, par value $.01 per share (the "Senior Redeemable Stock"), and 2,600,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") (in each case adjusted appropriately for stock splits, stock dividends, recapitalizations and the like); and

     WHEREAS, the effectiveness of this Agreement is a condition to the consummation of the Investment Agreement; and

     WHEREAS, concurrently with the funding under the Investment Agreement, the Founders are receiving 6,500 shares of the Company's Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Convertible Preferred Stock"), which is convertible into 650,000 shares of Common Stock, 3,875 shares of Senior Redeemable Stock and 2,625 shares of the Company's Junior Redeemable Preferred Stock, par value $.01 per share (the "Junior Redeemable Stock") (in each case appropriately adjusted for stock splits, stock dividends, recapitalizations and the like); and

     WHEREAS, the parties hereto desire to agree upon the terms upon which their investment in the capital stock of the Company will be held, transferred and voted.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I DEFINITIONS
--------- -----------

     Section 1.1.  Construction of Terms. As used herein, the masculine,
     -----------   ---------------------
feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

     Section 1.2.  Terms Not Defined. Capitalized terms used herein and not
     -----------   -----------------
otherwise defined shall have the meanings ascribed to them in the Investment Agreement.

     Section 1.3.  Number of Shares of Stock. Whenever any provision of this
     -----------   -------------------------
Agreement calls for any calculation based on a number of Shares held by a Stockholder or Investor, the number of Shares deemed to be held by that Stockholder or Investor shall be the total number of Shares of Common Stock then owned by the Stockholder or Investor, plus the total number of Shares of Common Stock issuable upon conversion of any Series A Convertible Preferred Stock or Series B Convertible Preferred Stock or other convertible securities or exercise of any options, warrants or subscription rights then owned by the Stockholder or Investor.

     Section 1.4.  Defined Terms. The following capitalized terms, as used in
     -----------   -------------
this Agreement, shall have the meanings set forth below.

     An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company, as the context requires, and any other common equity securities now or hereafter issued by the Company (but not including the Preferred Stock), and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 10% owner of the Company's Common Stock.

     "Investor Group" means with respect to the TA Investors, the Summit Investors and the TL Investors, respectively, all of the Investors within such group.

     "Junior Redeemable Stock" means the Junior Redeemable Preferred Stock, par value $.01 per share, of the Company.

     "Person" means an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization, governmental or otherwise.

     "Preferred Stock" means the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Junior Redeemable Stock and the Senior Redeemable Stock, each issued or to be issued in accordance with and subject to the terms of the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Schedule 1.4 (the
                                                     ------------
"Charter"), together with any other shares issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "Qualified Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $30 million and at a price per share of no less than $20.00 (adjusted for stock splits, stock dividends and recapitalization).

     "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board

(whether by merger, consolidation or sale or transfer of the Company's capital stock); or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "Senior Redeemable Stock" means the Senior Redeemable Stock, par value $.01 per share, of the Company.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Series A Convertible Preferred Stock" means the Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company.

     "Series B Convertible Preferred Stock" means the Series B Convertible Participating Preferred Stock, par value $.01 per share, of the Company.

     "Shares" means the shares of Common Stock, Preferred Stock and any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

ARTICLE II REPRESENTATIONS AND WARRANTIES
---------- ------------------------------

     Section 2.1.  Representations and Warranties of the Investors. Each of the
     -----------   -----------------------------------------------
Investors, individually and not jointly, hereby represents, warrants and covenants to the Company and to the Founders as follows: (a) such Investor has full authority and power under its charter, by-laws, governing partnership agreement or comparable document to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of such Investor; and (c) the execution, delivery and performance by such Investor of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Investor, or require such Investor to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Investor is a party or by which the property of such Investor is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Investor.

     Section 2.2.  Representations and Warranties of the Founders. Each of the
     -----------   ----------------------------------------------
Founders, individually and not jointly, hereby represents, warrants and covenants to the Company and to the Investors as follows: (a) such Founder has full authority, power and capacity to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of such Founder enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by such Founder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Founder, or require such Founder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Founder is a party or by which the property of such Founder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Founder.

ARTICLE III RESTRICTIONS ON TRANSFER; RIGHT OF LAST REFUSAL; CO-SALE
----------- --------------------------------------------------------
            AND DRAG-ALONG PROVISIONS
            -------------------------

     The following provisions of this Article III shall terminate immediately upon the closing of a Qualified Public Offering or a Sale of the Company.

     Section 3.1.  Restrictions on Transfer. Each Stockholder agrees that it or
     -----------   ------------------------
he will not, without the prior written consent of two-thirds-in-interest of the Investors, Transfer all or any portion of the Shares now owned or hereafter acquired by it or him, except in connection with, and strictly in compliance with the conditions of, any of the following:

                   (a) Transfers effected pursuant to Sections 3.2, 3.3 and 3.4, in each case made in accordance with the procedures set forth therein;

                   (b)  Transfers by any Stockholder to his or her spouse
         or children or to a trust of which he is the settlor and a trustee for the benefit of his or her spouse or children, provided that any such
                                                       --------
         trust does not require or permit distribution of such Shares during the term of this Agreement, and provided further that the Transferee shall
                                     -------- -------
         have entered into an enforceable written agreement consented to by two-thirds-in-interest of the Investors, which consent shall not be unreasonably withheld, providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Stockholder; and

                   (c) Transfers upon the death of any Stockholder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between such Stockholder and his or her guardian or conservator, provided that the Transferee shall have entered into an enforceable written agreement consented to by two-thirds-in-interest of the Investors, which consent shall not be unreasonably withheld, providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Stockholder.

         Any permitted Transferee described in the preceding clauses (b) or (c) shall be referred to herein as a "Permitted Transferee." Anything to the contrary in this Agreement notwithstanding, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Transferring Stockholder, whether or not they so agree with the Transferring Stockholder and/or the Company.

              In addition to and without limitation of the other restrictions on the Transfer of Shares, each Stockholder agrees that, except as provided in Sections 3.1(b) and (c), he or it will not, without the prior written consent of two-thirds-in-interest of the Investors (which the Investors may withhold in their absolute discretion), Transfer all or any portion of his or its Preferred Stock to any Person unless all of the outstanding shares of Senior Redeemable Stock held by the Investors have been redeemed in full by the Company in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company.

              Section 3.2.  Right of Last Refusal. In the event that any of the
              -----------   ---------------------
         Stockholders, including any of their Permitted Transferees, receives a bona fide offer to purchase all or any portion of the Shares held by such Stockholder (a "Transaction Offer") from a non-Affiliate (the "Offeror"), such Stockholder (a "Transferring Stockholder") may, subject to the restrictions in the last paragraph of Section 3.1 and the provisions of Section 3.3 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 3.2:

                   (a) Such Transferring Stockholder shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall notify each Investor (enclosing a copy of the Transaction Offer) of its wish to accept the Transaction Offer and otherwise comply with the provisions of this Section 3.2 and, if applicable, Section 3.3 (such notice, the "Offer Notice").

                   (b) Each Investor shall have the right (the "Right of Last Refusal") to offer to purchase that number of Shares covered by the Transaction Offer as shall be equal to the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Investor on the date of the Offer Notice on an as converted basis (including any shares of Common Stock that may be received upon conversion of the Series A Convertible Preferred Stock), and the denominator of which is the total number of Shares of Common Stock then held by all Investors on the date of the Offer Notice on an as converted basis. (The number of Shares that each Investor or its transferee is entitled to purchase under this Section
         3.2 shall be referred to as its "Pro Rata Fraction"). Each Investor shall have the right to transfer its right to any Pro Rata Fraction or part thereof to any transferee. In the event an Investor does not wish to purchase or to transfer its right to purchase its Pro Rata Fraction, then any Investors who so elect shall have the right to offer to purchase, on a pro rata basis with any other Investors who so elect, any Pro Rata Fraction not purchased by an Investor or its transferee. Each Investor shall have the right to accept the Transaction Offer as to all or part of the Shares offered thereby within thirty (30) days after receipt of the Offer Notice. In the event that an Investor shall elect to purchase all or a part of the Shares covered by the Transaction Offer, such Investor shall individually communicate in writing such election to purchase to the Transferring Stockholder, which communication shall be delivered by hand or mailed to such Transferring Stockholder in accordance with Section 6.4 hereof and shall, when taken in conjunction with the Transaction Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby to the extent of the number of Shares, if any, allocated to such Investor in accordance with the following paragraph. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors of the Company may determine the fair market value of such consideration, reasonably and in good faith, and the Investors may exercise their Right of Last Refusal by payment of such fair market value in cash or cash equivalents. Notwithstanding anything contained herein to the contrary, an Investor within an Investor Group shall have the right to purchase any shares with respect to which another Investor within the same Investor Group elects not to exercise their Right of Last Refusal.

               Upon the expiration of thirty (30) days following receipt of the Offer Notice by all Investors, the number of Shares to be purchased by each Investor shall be determined as follows: (x) there shall first be allocated to each Investor a number of Shares equal to the lesser of
         (A) the number of Shares as to which such Investor accepted the Transaction Offer or (B) such Investor's Pro Rata Fraction, and (y) the balance, if any, not allocated under clause (x) above, shall be allocated to those Investors who accepted the Transaction Offer as to a number of Shares which exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the amount of such excess. The closing for any purchase of Shares to the Investors hereunder shall take place within thirty (30) days after the expiration of the first thirty (30) day period following the Investors' receipt of the Offer Notice at the place and on the date specified by a majority-in-interest of the Investors.

                       (c) In the event that the Investors do not elect to exercise the Right of Last Refusal with respect to all of the Shares proposed to be sold, the Investors shall not be entitled to purchase any such Shares and the Transferring Stockholder may sell all such Shares proposed to be sold to the Offeror on the terms and conditions set forth in the Offer Notice, subject to the restrictions set forth in the last paragraph of Section 3.1 and the further provisions of Section
         3.3. If the Transferring Stockholder's transfer to an Offeror is not consummated in accordance with the terms of the Transaction Offer within the later of (i) ninety (90) days after the expiration of the Right of Last Refusal and the Co-Sale Option set forth in Section 3.3 below, if applicable, and (ii) the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Investors are once again afforded the Right of Last Refusal provided for herein with respect to such Transaction Offer.

         Section 3.3.  Co-Sale Option. In the event that any Transferring
         -----------   --------------
Stockholder receives a Transaction Offer from an Offeror, and the Right of Last Refusal is not exercised, such Transferring Stockholder may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 3.3:

                       (a) Each of the Investors shall have the right to participate in the Transaction Offer on the terms and conditions herein stated. The class of Shares with which the Investors shall have the right to participate in the Transaction Offer shall be determined in accordance with the following: (a) if the Transferring Stockholder elects to Transfer Series B Convertible Preferred Stock then the Investors shall have the right to participate in the Transaction Offer with Series A Convertible Preferred Stock; (b) if the Transferring Stockholder elects to Transfer Senior Redeemable Stock or Junior

         Redeemable Stock then the Investors shall have the right to participate in the Transaction Offer with Senior Redeemable Stock; and (c) if the Transferring Stockholder elects to Transfer Common Stock then the Investors shall have the right to participate in the Transaction Offer with Common Stock. The right to participate shall be exercisable upon written notice (the "Acceptance Notice") to the Transferring Stockholder within the later of (i) thirty (30) days after delivery to it of the Offer Notice and (ii) ten (10) days after the Transferring Stockholder notifies the Investors that the Investors have not elected to exercise the Right of Last Refusal with respect to all of the Shares proposed to be sold (the "Co-Sale Option"). The Acceptance Notice shall indicate the maximum number of Shares such Investor wishes to sell including the number of Shares it would sell if one or more other Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice, except that any Investor who holds Preferred Stock shall be permitted to sell to the relevant purchaser Shares of Common Stock acquired upon conversion thereof or, at its election, an option to acquire such Common Stock when it receives the same upon such conversion at the election of such Investor or as otherwise provided in the Charter with the same effect as if Common Stock were being conveyed.

                       (b) Each of the Investors shall have the right to sell a portion of its Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Investor on the date of the Offer Notice on an as converted basis (including any Common Stock issuable upon exercise of the Series A Convertible Preferred Stock), and the denominator of which is the total number of shares of Common Stock then held by all Investors and Stockholders on the date of the Offer Notice on an as converted basis. To the extent one or more Investors elect not to sell, or fail to exercise their right to sell, the full amount of such Shares which they are entitled to sell pursuant to this Section 3.3, the other Investors' rights to sell Shares shall be increased proportionately and the other Investors shall have an additional five (5) days from the date upon which they are notified of such election or failure to exercise in which to increase the number of Shares to be sold by them hereunder.

                       (c) Within ten (10) days after the date by which the Investors were first required to notify the Transferring Stockholder of their intent to participate, the Transferring Stockholder shall notify each participating Investor of the number of Shares held by such Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Investors were required to notify the Transferring Stockholder of their intent to participate and (ii) the satisfaction of any governmental approval or filing requirements, if any.

                           (d) Each of participating Investors may effect its participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Stockholder for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell therein. At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each Investor that portion of the sale proceeds to which each Investor is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities).

                           (e) In the event that the Transaction Offer is not consummated within the period required by subsection (c) hereof or the Offeror fails timely to remit to each Investor its portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Stockholder once again complies with the provisions of
         Section 3.2 and this Section 3.3 hereof with respect to such Transaction Offer.

         Section 3.4.      Drag-Along Obligations.
         -----------       ----------------------

                           (a) In the event that two-thirds-in-interest of the Investors determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or substantially all of the capital stock of the Company owned by the Investors to any non-Affiliate(s) of the Company or any of the Investors, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Investors (in each case, the "Buyer") in a bona fide negotiated transaction (a "Sale"), each of the Stockholders, including any of their respective Permitted Transferees (collectively, the "Non-Investor Stockholders"), shall be obligated to and shall upon the written request of two-thirds-in-interest of the
         Investors: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his, her or its Shares (including for this purpose all of such Non-Investor Stockholder's Shares that presently or as a result of any such transaction may be acquired upon the exercise of options (following the payment of the exercise price therefore)) on substantially the same terms applicable to the Investors (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of the Preferred Stock); and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Investors and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Investors or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 3.4.

                           (b) In the event of a Sale to a Buyer as contemplated in Section 3.4(a) above, each Founder shall in the event that the Investors do not exercise their "drag- along" rights in Section 3.4(a) above, have the right to require the Investors to include such Founder's Shares in the Sale on the same terms as the Investors' Shares (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative priorities and preferences of the Preferred Stock and the terms of any options issued by the Company), which such right shall be exercisable by the delivery of written notice to the Company and each of the Investors at least twenty (20) days prior to the date proposed for the closing of the Sale.

                           (c) Not less than thirty (30) days prior to the date proposed for the closing of any Sale, the Investors shall give written notice to each Non-Investor Stockholder, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the Sale, including the purchase price, and the proposed closing date. In furtherance of the provisions of this Section 3.4, each of the Non-Investor Stockholders hereby (i) irrevocably appoints TA Associates, Inc. as its agent and attorney-in-fact (the "Agent") (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any Sale hereunder; and (ii) grants to the Agent a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the Shares held by such Non-Investor Stockholder and exercise any consent rights applicable thereto in favor of any Sale hereunder; provided, however, that the Investors shall not exercise such powers-of-attorney or proxies with respect to any Non-Investor Stockholder unless such Non-Investor Stockholders are in breach of their obligations under this
         Section 3.4.

         Section 3.5. Prohibited Transfers. If any Transfer is made or attempted
         -----------  --------------------
contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company, the Investors and the other Stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose. Without limitation to the foregoing, each of the Investors and Stockholders further agrees that the provisions of Section 6.7 shall apply in the event of any violation or threatened violation of this Agreement.

ARTICLE IV  REGISTRATION RIGHTS
----------  -------------------

         The Company's obligation to register shares of Common Stock under this
Article IV shall terminate seven (7) years following the closing by the Company of its first underwritten public offering pursuant to a registration statement under the Securities Act (an "IPO") or, with respect to shares held by particular Investors or the Founders and commencing on the first anniversary of any IPO, whenever such shares can be fully transferred under Rule 144(k) of the Securities Act.

         Section 4.1. Piggyback Registration Rights. If at any time or times
         -----------  -----------------------------
after the date hereof, the Company shall determine to register any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable or a registration effected pursuant to Sections 4.2 or 4.3 hereof), the Company will promptly give written notice thereof to the Investors and the Founders. In connection with any such registration, if within thirty (30) days after their receipt of such notice any Investor or Founder requests the inclusion in such registration of some or all of the Common Stock owned by such Investor or Founder, or into which any Shares held by such Investor or Founder are convertible or exchangeable (the "Registrable Shares"), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which all such Investors and Founders so request; provided, however, that in the case of an
                                   --------  -------
underwritten public offering, if the underwriter determines that a limitation on the number of shares to be underwritten is required, and (i) if such registration is the first registered offering of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Shares which would otherwise be underwritten pursuant to the notice described herein, and (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Shares to be included in the registration and underwriting to not less than thirty percent (30%) of the securities included therein (based on aggregate market values). The Company shall advise all Investors and Founders promptly after such determination by the underwriter, and the number of shares of Registrable Shares that may be included in the registration and underwriting shall be allocated among all Investors and Founders in proportion, as nearly as practicable, to their respective holdings of Registrable Shares. If the Company includes in such registration any Registrable Shares to be offered by it, all expenses of the registration and offering and the reasonable fees and expenses of one independent counsel for all of the Investors as a group on the one hand, and the Founders as a group on the other, shall be borne by the Company, except that the Investors and the Founders shall bear underwriting and selling commissions attributable to their Registrable Shares being registered and transfer taxes on Shares being sold by such Investors and Founders.

         Section 4.2. Demand Registration Rights. If on any two (2) occasions
         -----------  --------------------------
(which occasions shall in no event be less than six months apart from each other) after the earlier of (i) two (2) years after the date of this Agreement or (ii) six (6) months after the closing of the Company's first public offering pursuant to a registration statement under the Securities Act, holders of an aggregate of at least 40% of the Registrable Shares shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale all or any portion of its or their Registrable Shares, the Company will notify all of the Investors and the Founders of its receipt of such notification from such Investor(s) or Founder(s). If within thirty (30) days after their receipt of such notice any Investor or Founder requests the inclusion of some or all of the Registrable Shares owned by such Investor or Founder in such registration, the Company will use its best efforts to cause such Registrable Shares so requested (including the Registrable Shares held by the Investor(s) or Founder(s) giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this Section 4.2; provided, however, that unless such registration becomes effective, the
     --------  -------
Investors and the Founders shall be entitled to require an additional registration pursuant to this Section 4.2; and, provided further that if such
                                                -------- -------
registration is underwritten and the underwriter determines that a limitation on the number of shares to be underwritten is required, the first shares to be excluded from such registration should be any shares registered for the benefit of the Company, and thereafter any shares which the Investors and the Founders have requested to be registered shall be limited, to the extent necessary, based upon their respective holdings of Registrable Shares.

         All expenses of such registrations and offerings and the reasonable fees and expenses of one independent counsel for all of the Investors as a group on the one hand, and the Founders as a group on the other, shall be borne by the Company. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 180 days during any twelve month period, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company or otherwise would not be in the best interest of the Company. The Company shall not be required to cause a registration statement requested pursuant to this Section
4.2 to become effective prior to 180 days following the effective date of a Registration Statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors and the Founders to the effect that the Company is commencing to prepare a Company-initiated Registration Statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such 180-day period if the request pursuant to this Section 4.2 has been made prior to the expiration of such 180-day period. If so requested by any Investor or Founder in connection with a registration under this paragraph, the

Company shall take such steps as are required to register the Investors' and the Founders' Registrable Shares for sale on a delayed or continuous basis under Rule 415, and also take such steps as are required to keep any registration effective until all of the Investors' and the Founders' Registrable Shares registered thereunder are sold. Notwithstanding the foregoing, the Company shall have no obligation to keep any registration effective more than 120 days after the initial date of effectiveness of such registration.

         Section 4.3. Form S-3. If the Company becomes eligible to use Form S-3
         -----------  --------
under the Securities Act or a comparable successor form, (a) the Company shall use its best efforts to continue to qualify at all times for registration of its capital stock on Form S-3 or such successor form, and (b) holders of an aggregate of not less than twenty percent (20%) of the Registrable Shares shall have the right to request and have effected one (1) registration of Shares on Form S-3 or such successor form (such requests shall be in writing and shall state the number of Shares to be disposed of and the intended method of disposition of such Shares by such Investor(s) or Founder(s)) within any consecutive twelve (12) month period. The Company will use its best efforts to effect promptly the registration of all Shares on Form S-3 or such successor form to the extent requested by such Investor(s) or Founder(s). If so requested by such Investor(s) or Founder(s) in connection with a registration under this
Section 4.3, the Company shall take such steps as are required to register such Investor's or Founder's Registrable Shares for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such Investor's or Founder's Registrable Shares registered thereunder are sold. Notwithstanding the foregoing, the Company shall have no obligation to keep any registration effective more than 120 days after the initial date of effectiveness of such registration. All expenses incurred in connection with a registration requested pursuant to this Section 4.3 and the reasonable fees and expenses of one independent counsel for all of the Investors as a group on the one hand, and all of the Founders as a group on the other shall be borne by the Company. The Company may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed 180 days, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other factor and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. The Company shall not be required to cause a Registration Statement requested pursuant to this Section 4.3 to become effective prior to 180 days following the effective date of a Registration Statement initiated by the Investors pursuant to Section 4.2 or by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors and the Founders to the effect that the Company is commencing to prepare a Company-initiated Registration Statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such
--------  -------
effectiveness
promptly following such 180-day period if the request pursuant to this Section
4.3 has been made prior to the expiration of such 180-day period.

         Section 4.4. Further Obligations of the Company. Whenever, under the
         -----------  ----------------------------------
provisions of Sections 4.1, 4.2 or 4.3 of this Agreement, the Company is required to register any Registrable Shares, it agrees that it shall also do the following:

                       (a) Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments, post-effective amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

                       (b) Furnish to each selling Investor or Founder such copies of each preliminary and final prospectus and such other documents as such Investor or Founder may reasonably request to facilitate the public offering of its Registrable Shares;

                       (c) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Investors or Founders, if any;

                       (d) Use its commercially reasonable efforts to register or qualify the securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Investors or Founders may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

                       (e) Immediately notify each selling Investor or Founder, at any time when a prospectus relating to his Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Investor or Founder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                      (f) Cause all such Registrable Shares to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed;

                      (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its stockholders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby an earnings statement of the Company which will satisfy the provisions of
         Section 11(a) of the Securities Act;

                      (h) The Company shall cooperate with each Investor and Founder and each underwriter participating in the disposition of Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                      (i) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                      (j) The Company shall appoint a transfer agent and registrar for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement; and

                      (k) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Investors or the Stockholders, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

         Section 4.5. Information about Holders. Each holder of Registrable
         -----------  -------------------------
Shares shall furnish to the Company such information regarding such holder (including a statement as to whether such holder believes or has reason to believe that the Company is in default under any of its agreements with such holder) and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         Section 4.6. Indemnification; Contribution.
         -----------  -----------------------------

                  (a) Incident to any registration statement referred to in this
Article IV, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each

Investor or Founder who offers or sells any such Registrable Shares in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Stockholder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Stockholder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Stockholder expressly for use in such registration statement, such Selling Stockholder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each Founder, each other Investor (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them) so registered, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Stockholder for indemnification under this Section 4.6(a) in its capacity as such (and not in its capacity as an officer or director of the Company) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Stockholder or
(ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement.

                  (b) If the indemnification provided for in Section 4.6(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 4.6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Stockholders and the underwriters from the offering of the Registrable Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Stockholders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Shares. The relative fault of the Company, the Selling Stockholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Stockholders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 4.6(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Stockholder be required to contribute any amount under this Section 4.6(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Shares sold under such registration statement which are being sold by such Selling Stockholder or (ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 4.6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 4.6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

                  (d) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, but the failure to do so shall not relieve the indemnifying party from any liability, except to the extent it is actually prejudiced by the failure or delay in giving such notice, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         Section 4.7. Rule 144 Requirements. If the Company becomes subject to
         -----------  ---------------------
the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is specified under either of said Sections for so long as any of the Investors hold any Registrable Shares; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any holder of Registrable Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rules.

         Section 4.8. Market Stand-Off. Each Investor and Founder agrees, if
         -----------  ----------------
requested by the Company and an underwriter of Registrable Shares of the Company, not to sell or otherwise transfer or dispose of any Shares held by it for such period, not to exceed 180 days following the effective date of any registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable) of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith.

ARTICLE V  ELECTION OF DIRECTORS OF THE COMPANY
---------  ------------------------------------

         Section 5.1. Voting of Shares for Election of Directors of the
         -----------  -------------------------------------------------
Company.  With respect to each election or removal of members of the Board of
-------
Directors of the Company (including, without limitation, any replacement members), whether at an annual or special meeting of stockholders (which special meeting may be called, solely for purposes specified under this Section 1.5, by a majority in interest of the Founders or a majority in interest of the Investors) or by written consent of stockholders, each of the parties to this Agreement (including all Management Stockholders and Permitted Transferees) agrees to vote his, her or its Shares (and any Shares over which he, she or it exercises voting control) and to take such other action as may be necessary to fix the number of Directors of the Company at seven (7) and to elect as Directors of the Company and to keep in office as such, the persons selected as follows: (a) one (1) person designated by the TA Investors; (b) one (1) person designated by the Summit Investors; (c) the person elected and serving from time to time as the Company's Chief Executive Officer; (d) two (2) persons who shall not be Affiliates of the Company or any of the Investors and who shall be selected by two-thirds-in-interest of all of the Investors, subject to the consent of a majority-in-interest of the Founders, which shall not be unreasonably withheld; and (e) two (2) persons who shall not be Affiliates of the Company or the Founders and who shall be selected by a majority-in-interest of the Founders, subject to the consent of two-thirds-in-interest of all of the Investors, which shall not be unreasonably withheld; provided, however, that if
                                                     --------  -------
Guy M. Lammle ceases to serve as the Company's Chief Executive Officer, then he may be selected by a majority-in-interest of the Founders to serve as a Director of the Company pursuant to this clause (e) in replacement of one of the Founders' non-Affiliate designees thereunder. Each of the Investors, the Stockholders and/or their Permitted Transferees, if any, further agrees to vote his, her or its Shares (and any Shares over which he, she or it exercises voting control) for the removal of any such designee upon the request of the parties designating such designee, and for the election of a substitute designee nominated by such parties upon request therefor.

         Section 5.2. Committees of the Board. The Company and each of Investors
         -----------  -----------------------
and Stockholders (including all Management Stockholders and Permitted Transferees) further agrees to use their best efforts to cause the Board of Directors to establish a Compensation Committee (which shall be charged with exclusive authority over all compensation and employment matters) and an Audit Committee (which shall be charged with reviewing the Company's financial statements and accounting practices), consisting in each case of three (3) Directors, two (2) of whom shall have been designated by the Investors (including individuals designated by the Investors) and one (1) of whom shall be the Company's Chief Executive Officer; provided, that if the Company's Stock
                                       --------
Option Plan must be administered solely by outside directors in order to comply with relevant tax and securities law requirements, the Chief Executive Officer shall be permitted to consult with the Compensation Committee without being a voting member thereof and the Compensation Committee shall consult with the Chief Executive Officer on such matters.

         Section 5.3. Vacancies. Each of the Investors, Stockholders and/or
         -----------  ---------
their Permitted Transferees, if any, agrees to vote his, her or its Shares (and any Shares over which he, she or it exercises voting control), to the extent required by Section 5.1, in such manner as shall be necessary or appropriate so as to ensure that any vacancy occurring for any reason in the Board of Directors of the Company held by designees of parties hereto shall be filled only by an individual who (a) is nominated directly or indirectly by the party or parties that nominated directly or indirectly the director whose departure created the vacancy, and that remains entitled at the time such vacancy is filled to nominate directly or indirectly and have elected the director who had held such directorship before such vacancy arose and (b) causes the requirements described in Section 5.1 relating to the composition of the Company's Board of Directors to be satisfied.

         Section 5.4. Removal. The removal from the Board of Directors (with or
         -----------  -------
without cause) of any representative designated hereunder by any Investors or the Founders shall be at such Investors' or the Founders' request, respectively, but only upon such written request and under no other circumstances (in the case of any of the Investors, determined by the vote of two- thirds-in-interest of such Investors, and in the case of the Founders, determined by the vote of a majority-in-interest of the Founders).

         Section 5.5. No Waiver. Any failure by any of the parties hereto to
         -----------  ---------
fully exercise their rights to designate one or more Directors under this
Article V at any time shall not be construed to waive or limit their rights to designate such Director(s) hereunder at any time thereafter.

         Section 5.6 Assignment. Each of the Investors, Stockholders and
         ----------- ----------
Founders agrees, as a condition to any transfer of its shares, to cause the transferee to agree to the provisions of this Article V, whereupon such transferee shall be subject to the provisions hereof.

         Section 5.7 Term. This Article V shall remain in effect until the
         ----------- ----
closing of a Qualified Public Offering or the Sale of the Company or, if sooner, the latest date after the date hereof permitted by law.

ARTICLE VI  MISCELLANEOUS PROVISIONS
----------  ------------------------

         Section 6.1. Survival of Representations and Covenants. Each of the
         -----------  -----------------------------------------
parties hereto agrees that each representation, warranty, covenant and agreement made by each of them in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

         Section 6.2. Legend on Securities. The Company, the Investors and the
         -----------  --------------------
Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by any of the Investors, Stockholders or their Permitted Transferees:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR
(2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 14, 1996, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         Section 6.3. Amendment and Waiver. Any party may waive any provision
         -----------  --------------------
hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company, a majority-in-interest of the Founders and two-thirds-in-interest of the Investors; provided, however, that any amendment
                                         --------  -------
which directly, materially and adversely affects any right specifically granted to a particular Investor in a manner different than other Investors shall not be effective unless such Person has consented to that amendment. All actions by the Company hereunder shall be taken by or upon the direction of a majority of the Directors designated, from time to time, pursuant to Article V hereof.

         Section 6.4. Notices. All notices and other communications provided for
         -----------  -------
herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by telex or facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

         (a)      if to the Company:

                           R&D Systems Company
                           5225 N. Academy Boulevard
                           Suite 200
                           Colorado Springs, CO 80918
                           Facsimile: (719) 599-3823
                           Attention:   Guy M. Lammle
                                        Chief Executive Officer

                           with a copy to:

                           TA Associates, Inc.
                           116 Woodland Road
                           Pittsburgh, PA 15232
                           Facsimile:  (412) 441-5784
                           Attention:   Jacqueline Morby

                           TA Associates, Inc.
                           435 Tasso Street
                           Suite 200
                           Palo Alto, CA 94301
                           Facsimile: (415) 326-4933
                           Attention:   Jeffrey Chambers
                           and to:

                           Goodwin, Procter & Hoar
                           Exchange Place
                           Boston, MA 02109
                           Facsimile: (617) 523-1231
                           Attention:   John J. Egan, Esq.
                                        H. David Henken, Esq.

                           and to:

                           Holland & Hart
                           555 Seventeenth Street
                           Suite 2900
                           Denver, CO 80202
                           Facsimile: (303) 295-8261
                           Attention:   Betty Carter Arkell, Esq.

         (b)      if to the Founders:

                           Guy M. Lammle
                           23234 E. Country Club
                           Scottsdale, AZ 85255

                           with a copy to:

                           ------------------------
                           ------------------------
                           ------------------------

         (c)      if to the TA Investors:

                           TA Associates, Inc.
                           116 Woodland Road
                           Pittsburgh, PA 15232
                           Facsimile:  (412) 441-5784
                           Attention:   Jacqueline Morby

                           TA Associates, Inc.
                           435 Tasso Street
                           Suite 200
                           Palo Alto, CA 94301
                           Facsimile: (415) 326-4933
                           Attention:   Jeffrey Chambers

                           with a copy to:

                           Goodwin, Procter & Hoar
                           Exchange Place
                           Boston, MA 02109
                           Facsimile: (617) 523-1231
                           Attention:   John J. Egan, Esq.
                                        H. David Henken, Esq.

         (d)      if to the Summit Investors:

                           Summit Partners
                           499 Hamilton Avenue
                           Suite 200
                           Palo Alto, CA 94301
                           Facsimile:  (415) 321-1188
                           Attention:   Greg Avis

                           with a copy to:

                           Goodwin, Procter & Hoar
                           Exchange Place
                           Boston, MA 02109
                           Facsimile: (617) 523-1231
                           Attention:   John J. Egan, Esq.
                                        H. David Henken, Esq.

         (e)      if to the TL Investors:

                      Technology Leaders Management, Inc.
                      800 The Safeguard Building
                      435 Devon Park Drive
                      Wayne, PA 19087
                      Facsimile: (610) 975-9330
                      Attention:   Brian Dooner

                      with a copy to:

                      Goodwin, Procter & Hoar
                      Exchange Place
                      Boston, MA 02109
                      Facsimile: (617) 523-1231
                      Attention:   John J. Egan, Esq.
                                   H. David Henken, Esq.

         (f)      if to Management Stockholders:

                      The address set forth in the Joinder Agreement executed by any such Management Stockholder at the time he/she becomes a Management Stockholder.

         Section 6.5. Headings. The Article and Section headings used or
         -----------  --------
contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         Section 6.6. Counterparts. This Agreement may be executed in one or
         -----------  ------------
more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         Section 6.7. Remedies; Severability. It is specifically understood and
         -----------  ----------------------
agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         Section 6.8. Entire Agreement. This Agreement, together with the
         -----------  ----------------
Investment Agreement and other agreements specifically contemplated hereby and thereby, is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Investment Agreement and other agreements contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

         Section 6.9. Adjustments. All references to share prices and amounts
         -----------  -----------
herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

         Section 6.10. Law Governing. This Agreement shall be construed and
         ------------  -------------
enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to principles of conflicts of law), except that any Delaware corporate law matters relating to the Company shall be construed and enforced in accordance with and governed by the Delaware General Corporation Law (without giving effect to principles of conflicts of law). Each party also waives trial by jury in any action relating to this Agreement.

         Section 6.11. Successors and Assigns. This Agreement shall be binding
         ------------  ----------------------
upon and inure to the benefit of the respective successors and assigns of the parties hereto, but may not be assigned by any Stockholder without the prior written consent of two-thirds-in-interest of the Investors, and without such prior written consent any attempted transfer shall be null and void.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       COMPANY:

                                       R&D SYSTEMS COMPANY

                                       By: /s/ GUY M. LAMMLE
                                          -----------------------------------
                                          President

                                       FOUNDERS:

                                       /s/ GUY M. LAMMLE
                                       --------------------------------------
                                       Guy M. Lammle

                                       /s/ RITA L. LAMMLE
                                       --------------------------------------
                                       Rita L. Lammle

                                       AMY LAMMLE TRUST

                                       By: /s/ GUY M. LAMMLE
                                          -----------------------------------
                                          Trustee

                                       DAINA LAMMLE TRUST

                                       By: /s/ GUY M. LAMMLE
                                          -----------------------------------
                                          Trustee

                                       LACEY LAMMLE TRUST

                                       By: /s/ GUY M. LAMMLE
                                          -----------------------------------
                                          Trustee

                                       TA INVESTORS:

                                       ADVENT VII L.P.

                                       By:      TA Associates VII L.P.,
                                                its General Partner

                                       By:      TA Associates, Inc.,
                                                its General Partner

                                       By:               *
                                          -----------------------------------

                                       ADVENT ATLANTIC AND
                                         PACIFIC II L.P.

                                       By:      TA Associates AAP II Partners,
                                                its General Partner

                                       By:      TA Associates, Inc.,
                                                its General Partner

                                       By:               *
                                          -----------------------------------

                                       ADVENT ATLANTIC AND PACIFIC
                                       III, L.P.

                                       By:      TA Associates AAP III Partners,
                                                its General Partner

                                       By:      TA Associates, Inc.,
                                                its General Partner

                                       By:               *
                                          -----------------------------------

                                       ADVENT NEW YORK L.P.

                                       By:      TA Associates VI L.P.,
                                                its General Partner

                                       By:      TA Associates, Inc.,
                                                its General Partner

                                       By:               *
                                          -----------------------------------


                                       TA VENTURE INVESTORS LIMITED
                                       PARTNERSHIP

                                       By:               *
                                          -----------------------------------
* /s/ JACQUELINE C. MORBY
  --------------------------
  By Jacqueline Morby

Address for each of the above TA Investors is as follows:
         c/o TA Associates, Inc.
         125 High Street, Suite 2500
         Boston, MA  02110

                                       SUMMIT INVESTORS:

                                       SUMMIT VENTURES IV, L.P.

                                       By:      Summit Partners IV, L.P.
                                                Its General Partner

                                       By:      Stamps, Woodsum & Co., IV
                                                Its General Partner

                                       By: /s/ GREGORY M. AVIS
                                          -----------------------------------
                                                     General Partner

                                       SUMMIT INVESTORS III, L.P.

                                       By: /s/ GREGORY M. AVIS
                                          -----------------------------------
                                          General Partner

                                       TL INVESTORS:

                                       TECHNOLOGY LEADERS II L.P.

                                       By:      Technology Leaders II Management
                                                L.P., the General Partner

                                       By:      Technology Leaders Management,
                                                Inc., a General Partner

                                       By: /s/ SIGNATURE ILLEGIBLE
                                          -----------------------------------
                                                Managing Director

                                       TECHNOLOGY LEADERS II
                                       OFFSHORE C.V.

                                       By:      Technology Leaders II Management
                                                L.P., a General Partner

                                       By:      Technology Leaders Management,
                                                Inc., a General Partner

                                       By: /s/ SIGNATURE ILLEGIBLE
                                          -----------------------------------
                                                Managing Director

                                   EXHIBIT A
                                   ---------
                            Form of Joinder Agreement
                            -------------------------

         The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders' Agreement (the "Agreement") dated as of March 14, 1996 by and among R&D Systems Company (the "Company") and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term "Management Stockholder" and "Stockholder" (each as defined in the Agreement). As of the date hereof the undersigned makes each of the representations and warranties set forth in Section 2.2 of the Agreement. The address and facsimile number to which notices may be sent to the undersigned is as follows:

---------------------------------------------------------------------------
Facsimile No.                    .
             --------------------
                                       ------------------------------
                                       [NAME OF UNDERSIGNED]

                              FIRST AMENDMENT TO
                             STOCKHOLDERS AGREEMENT

     THIS FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT, dated as of January 2, 1997 ("First Amendment") is made to the Stockholders Agreement (the "Stockholders Agreement") dated as of March 14, 1996, by and among NxTrend Technology, Inc. (f/k/a R&D Systems Company) (the "Company"), the Founders and the Investors (as those terms are defined in the Stockholders Agreement). Capitalized terms not otherwise defined in this First Amendment have the meanings given to them in the Stockholders Agreement.

     WHEREAS, the Company is purchasing substantially all of the assets of Saber Systems, Inc., a Minnesota corporation ("Saber") for cash and shares of the Company's common stock, $.01 par value (the "NxTrend Common");

     WHEREAS, one of the conditions to the sale of the assets by Saber is that Saber receive piggyback registration rights with respect to the NxTrend Common it is acquiring; and

     WHEREAS, the Stockholders Agreement must be amended in order to grant the piggyback registration rights;

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     (1) The Stockholders Agreement is amended to provide that Saber shall be included within the term "Founder" and "Founders" in the introductory paragraph to Article 4 and Sections 4.1, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 of the Stockholders Agreement.

     (2) For purposes of Section 6.4 of the Stockholders Agreement, all notices and other communications to Saber should be sent to the following address:

     Russell Bengtson

     Saber Systems, Inc.
     17755 Layton Path
     Lakeville, MN  55044

     with a copy to:

     Robert B. Carlson, Esq.
     The General Counsel, Ltd.
     18405 11th Avenue North
     Plymouth, MN  55447

     (3) All other terms and conditions of the Stockholders Agreement shall remain in full force and effect.

     (4) In accordance with Section 6.3 of the Stockholders Agreement, this First Amendment shall be effective when signed by the Company, a majority-in-interest of the Founders and two-thirds in interest of the Investors.

      IN WITNESS WHEREOF, the undersigned have executed this First Amendment.

                              COMPANY:

                              NxTREND TECHNOLOGY, INC.

                              By: /s/ GUY M. LAMMLE
                                 ------------------------------
                                    President


                              FOUNDERS:

                              /s/ GUY M. LAMMLE
                              ------------------------------
                              Guy Lammle

                              /s/ RITA L. LAMMLE
                             ------------------------------
                              Rita L. Lammle


                              AMY LAMMLE TRUST

                              By: /s/ GUY M. LAMMLE
                                 ------------------------------
                                 Trustee


                              DAINA LAMMLE TRUST

                              By: /s/ GUY M. LAMMLE
                                 ------------------------------
                                 Trustee


                              LACEY LAMMLE TRUST

                              By: /s/ GUY M. LAMMLE
                                 ------------------------------
                                  Trustee

                              TA INVESTORS:

                              ADVENT VII L.P.

                              By:   TA Associates VII L.P.,
                                     its General Partner

                              By:   TA Associates, Inc.
                                     its General Partner


                              By:      *
                                 ---------------------------


                              ADVENT ATLANTIC AND
                              PACIFIC II L.P.

                              By:   TA Associates AAP II Partners,
                                     its General Partner

                              By:   TA Associates, Inc.,
                                     its General Partner


                              By:       *
                                 ----------------------------


                              ADVENT NEW YORK L.P.

                              By:   TA Associates VI L.P.,
                                     its General Partner

                              By:   TA Associates, Inc.
                                     its General Partner


* By:/s/ JACQUELINE MORBY     By:       *
     --------------------        ----------------------------
     Jacqueline Morby

                              SUMMIT INVESTORS:

                              SUMMIT VENTURES IV, L.P.

                              By:   Summit Partners IV, L.P.
                                    Its General Partner

                              By:   Stamps, Woodsum & Co., IV
                                    Its General Partner


                              By:______________________________
                                    General Partner


                              SUMMIT INVESTORS III, L.P.


                              By:______________________________


                              TL INVESTORS:

                              TECHNOLOGY LEADERS II L.P.

                              By:   Technology Leaders II Management
                                    L.P., the General Partner

                              By:   Technology Leaders Management,
                                    Inc., a General Partner

                              By:______________________________
                                    Managing Director


                              TECHNOLOGY LEADERS II
                              OFFSHORE C.V.

                              By:   Technology Leaders II Management
                                    L.P., the General Partner

                              By:   Technology Leaders Management,
                                    Inc., a General Partner


                              By:_______________________________
                                    Managing Director

                              MARKET STREET INVESTOR:

                              MARKET STREET PARTNERS


                              By:_______________________________

HH:745407 v2                     _______________________________